                                                                    Exhibit 16.1

[COOPERS & LYBRAND LETTERHEAD]


March 16, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by NSD Bancorp, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Corporation's Form 8-K report for the month of March, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ COOPERS & LYBRAND LLP